UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2013

Cole Real Estate Investments, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35974	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices) (Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
During the month of August 2013, Cole CapitalTM, the private capital management business of Cole Real Estate Investments, Inc. (NYSE: COLE) (the “Company”), raised approximately $521.9 million of capital for the Company’s managed programs currently in offering, which included approximately $4.6 million pursuant to the distribution reinvestment plans for such programs.  In the future, the Company intends to post this information on its website, www.colereit.com, on a monthly basis. The Company may discontinue posting such information at any time.
The information in this Item 7.01 is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE REAL ESTATE INVESTMENTS, INC.

Dated: September 3, 2013	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting (Principal Accounting Officer)

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